                                                                       Exhibit 2

                          SECURITIES PURCHASE AGREEMENT

                           dated as of July 21, 2005,

                                  by and among

                         ADVENTRX PHARMACEUTICALS, INC.

                                       and

               ENTITIES LISTED ON APPENDIX A (each a "Purchaser").

                                Table of Contents

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
SECTION 1.  PURCHASE AND SALE OF STOCK...................................     1

SECTION 2.  THE CLOSING..................................................     2
   2.1.     The Closing..................................................     2
   2.2.     Conditions to Closing........................................     2

SECTION 3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.....     4
   3.1.     No Material Misstatements....................................     4
   3.2.     Incorporated Documents.......................................     4
   3.3.     Certain Data.................................................     4
   3.4.     Financial Statements.........................................     5
   3.5.     Book and Records; Internal Controls..........................     5
   3.6.     Independent Accountants......................................     6
   3.7.     Organization; Good Standing..................................     6
   3.8.     Absence of Litigation........................................     6
   3.9.     Brokers or Finders...........................................     6
   3.10.    Use of Proceeds..............................................     7
   3.11.    Licenses; Leases.............................................     7
   3.12.    Intellectual Property........................................     7
   3.13.    Real Property................................................     8
   3.14.    Material Contracts...........................................     9
   3.15.    No Violation.................................................     9
   3.16.    Due Authorization and Delivery...............................     9
   3.17.    No Default...................................................    10
   3.18.    Capitalization; Liabilities..................................    10
   3.19.    Lock-Up......................................................    11
   3.20.    Employees....................................................    11
   3.21.    Related Party Transactions...................................    11
   3.22.    Market Stabilization.........................................    11

   3.23.    Taxes........................................................    12
   3.24.    AMEX Compliance; Listing.....................................    12
   3.25.    Insurance....................................................    12
   3.26.    Environmental Laws...........................................    12
   3.27.    Investment Company...........................................    13
   3.28.    Solicitation; Other Issuances of Securities..................    13
   3.29.    No Corrupt Practices.........................................    14
   3.30.    No Money Laundering..........................................    14
   3.31.    No OFAC Sanctions............................................    14
   3.32.    ERISA........................................................    14

SECTION 4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH PURCHASER..    15
   4.1.     Organization.................................................    15
   4.2.     Authorization, Enforcement, and Validity.....................    15
   4.3.     Consents and Approvals; No Violation.........................    15
   4.4.     Investment Experience........................................    16
   4.5.     Investment Intent And Limitation On Dispositions.............    16
   4.6.     Information And Risk.........................................    16
   4.7.     Restricted Securities........................................    17
   4.8.     No Obligation to Register....................................    18
   4.9.     Disclosures to the Company...................................    18
   4.10.    Nature of Purchasers.........................................    18
   4.11.    Ownership....................................................    18
   4.12.    Brokers or Finders...........................................    18
   4.13.    Acknowledgement..............................................    18
   4.14.    No Short Sales...............................................    19

SECTION 5.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES...................    19

SECTION 6.  REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES
               ACT.......................................................    19
   6.1.     Registration Procedures And Expenses.........................    19

   6.2.     Restrictions on Transferability..............................    23
   6.3.     Furnish Information..........................................    24
   6.4.     Delay of Registration........................................    25
   6.5.     Termination Of Conditions And Obligations....................    25

SECTION 7.  LEGENDS......................................................    25

SECTION 8.  INDEMNIFICATION..............................................    26

SECTION 9.  NOTICES......................................................    29

SECTION 10. MISCELLANEOUS................................................    30
   10.1.    Amendments...................................................    30
   10.2.    Headings.....................................................    30
   10.3.    Severability.................................................    30
   10.4.    Governing Law And Forum......................................    30
   10.5.    Counterparts.................................................    31
   10.6.    Entire Agreement.............................................    31
   10.7.    Independent Nature Of Purchasers' Obligations And Rights.....    31
   10.8.    Expenses.....................................................    31

Appendix A   Schedule of Purchasers
Appendix B   Company Counsel Opinion
Appendix C   Disclosure Schedules
Appendix D   Selling Stockholder Questionnaire
Appendix E   Certificate Regarding Resale of Common Stock
Appendix F   Form of Warrant
Appendix G   Form of Rights Agreement

                          SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of the 21st day of July 2005 by and among ADVENTRX Pharmaceuticals, Inc. (the "Company"), a Delaware corporation, with its principal offices at 6725 Mesa Ridge Road, Suite 100, San Diego, California 92121, and the entities listed on Appendix A (each, a "Purchaser").

          IN CONSIDERATION of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

Section 1. Purchase and Sale of Stock and Warrants.

          Subject to the terms and conditions of this Agreement, on the Closing Date (as defined herein), each Purchaser agrees to purchase severally and not jointly and the Company agrees to issue and sell to such Purchaser severally and not jointly that number of whole shares of the Company's common stock, $0.001 par value, (the "Common Stock") set forth opposite such Purchaser's name on Appendix A (the "Shares"), at a purchase price that is equal to One Dollar and Eighty-Five Cents ($1.85) per Share and a warrant to purchase that number of shares of Common Stock set forth opposite such Purchaser's name on Appendix A, at an exercise price of Two Dollars Twenty-Six Cents ($2.26) per share, substantially in the form attached hereto as Appendix F-1 or with respect to North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd. in the form attached hereto as Appendix F-2 (each, a "Warrant" and collectively the "Warrants"). The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the Warrant Shares. The Shares and the Warrants are referred to herein collectively as the "Securities." The Purchasers and the Company agree and acknowledge that the Company may, at any Purchaser's prior written request, include in the Warrant issuable to such Purchaser pursuant to this Agreement a provision, agreed to by such Purchaser and the Company, pursuant to which such Purchaser would be prohibited from exercising such Warrant to the extent that such Purchaser would upon exercise beneficially hold a number of shares of Common Stock in excess of an agreed percentage of the total number of shares of Common Stock then issued and outstanding.

Section 2. The Closing.

          2.1. The Closing.

          (a) The purchase and sale of the Securities upon the terms and conditions hereof will take place at a closing (the "Closing") to be held at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306-2155, or such other location as the parties may agree, on the second business day after all conditions to closing set forth in Section 2.2 have been satisfied or waived, but in no event later than July 29, 2005 unless otherwise agreed to among the Company and the Purchasers (the "Closing Date").

          (b) The Company shall provide wire transfer instructions for the payment of the Purchase Price prior to the Closing.

          2.2. Conditions to Closing.

          (a) The Company's obligation to complete the purchase and sale of the Securities and deliver such stock and warrant certificate(s) to each Purchaser is subject to:

               (i) receipt by the Company of immediately available funds in the full amount of the purchase price for the Securities being purchased hereunder as set forth opposite such Purchaser's name on Appendix A (the "Purchase Price"), in accordance with the wire transfer instructions delivered by the Company pursuant to Section 2.1(b);

               (ii) the accuracy in all material respects of the representations and warranties made by such Purchaser in Section 4 below as of the Closing Date and the fulfillment in all material respects of those undertakings of such Purchaser in this Agreement to be fulfilled on or prior to the Closing Date;

               (iii) the aggregate Purchase Price paid by the Purchasers at the Closing shall be greater than or equal to $15,000,000;

               (iv) the Company shall have received notification from American Stock Exchange LLC ("Amex") that the Shares and Warrant Shares have been approved for listing with Amex; and

               (v) the receipt by the Company from all Purchasers other than North Sound Legacy Institutional Fund LLC, North Sound Legacy International Ltd. and Royal Bank of Canada of a copy of the Rights Agreement duly executed by each such Purchaser.

          (b) Each Purchaser's obligation to complete the purchase and sale of the Securities is subject to:

               (i) the accuracy in all material respects of the representations and warranties made by the Company in Section 3 below as of the Closing Date and the fulfillment in all material respects of those undertakings of the Company in this Agreement to be fulfilled on or prior to the Closing Date;

               (ii) delivery by the Company to such Purchaser of an opinion, dated as of the Closing Date, from Bingham McCutchen LLP, counsel to the Company, in the form attached as Appendix B hereto;

               (iii) the Company's delivery to its transfer agent of irrevocable instructions, subject to fulfillment of the conditions set forth in Section 2.2(a), to issue to such Purchaser or in such nominee name(s) as designated by such Purchaser in writing such number of Shares set forth opposite such Purchaser's name on Appendix A or, if requested by the Purchaser, one or more certificates representing such Shares;

               (iv) the issuance of or an undertaking by the Company at the Closing to issue, subject to fulfillment of the conditions set forth in
     Section 2.2(a), to such Purchaser or in such nominee name(s) as designated by such Purchaser in writing a Warrant exercisable for that number of shares of Common Stock set forth opposite such Purchaser's name on Appendix A or, if requested by the Purchaser, one or more Warrants representing the right to purchase such shares;

               (v) fulfillment by the Company of the closing conditions set forth in Section 7(f), (g), (j), (k) and (l) of that certain engagement letter dated May 16, 2005 between the Company and CIBC World Markets Corp. ("CIBC"), or waiver of such conditions by CIBC;

               (vi) the aggregate Purchase Price paid by the Purchasers at the Closing shall be greater than or equal to $15,000,000;

               (vii) the Company shall have received notification from Amex that the Shares and Warrant Shares have been approved for listing with Amex; and

               (viii) the receipt by all Purchasers other than North Sound Legacy Institutional Fund LLC, North Sound Legacy International Ltd. and Royal Bank of Canada of a copy of the Rights Agreement in the form of Exhibit G hereto (the "Rights Agreement") duly executed by the Company.

Section 3. Representations, Warranties and Covenants of the Company. Except as set forth on the corresponding sections of the Company's disclosure schedule attached hereto as Appendix C (the "Disclosure Schedule"), or as specifically contemplated by this Agreement, the Company hereby represents and warrants to, and covenants with, each Purchaser as of the Closing Date (or such other date specified below) as follows:

          3.1. No Material Misstatements. The Private Placement Memorandum dated May 16, 2005, as supplemented June 16, 2005, June 21, 2005 and July 21, 2005, relating to the offering of the Shares, including all exhibits and annexes thereto (including, in particular, the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 (the "Annual Report"), the Company's Proxy Statement for the Annual Meeting Stockholders held on May 24, 2005, and the Company's Quarterly Report on Form 10-Q for the 3 months ended March 31, 2005 (the "Quarterly Report"), and all exhibits thereto), as the same may be amended or supplemented, (the "Memorandum"), did not, as of its date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Except as set forth in the Memorandum, there has been no material adverse change in the business, financial condition or prospects of the Company since March 31, 2005.

          3.2. Incorporated Documents.

          (a) The documents contained in or incorporated by reference in the Memorandum or distributed by the Company to the Purchasers as a supplement to the Memorandum, which were filed with the Securities and Exchange Commission (the "Commission"), at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Since January 1, 2003, the Company has filed all documents required to be filed by it prior to the date hereof with the Commission pursuant to the reporting requirements of the Exchange Act (the "SEC Documents").

          3.3. Certain Data. The statistical and market-related data included in the Memorandum are based on or derived from sources that the Company believes to be reliable and accurate.

          3.4. Financial Statements.

          (a) The financial statements of the Company (including all notes and schedules thereto) included in the Memorandum present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved (subject, in the case of any unaudited financial information, to the absence of note disclosure and normal year-end adjustments). The summary financial data included in the Memorandum present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Memorandum and other financial information (subject, in the case of any unaudited financial information, to the absence of note disclosure and normal year-end adjustments).

          (b) As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of note disclosure and normal year end audit adjustments).

          3.5. Books and Records; Internal Controls. The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in all material respects, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the chief executive officer and the chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act"), and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; the Company maintains "disclosure controls and procedures" (as defined in Rule 13a-14(c) under the Exchange Act); the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

          3.6. Independent Accountants. To the knowledge of the Company, J.H. Cohn LLP, whose reports are included as a part of the Memorandum, is and, during the periods covered by its reports, was an independent public accounting firm as required by the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Commission thereunder.

          3.7. Organization; Good Standing. The Company and each of its subsidiaries, is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization. The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not result in a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a "Material Adverse Effect"); and to the Company's knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification and, to the Company's knowledge, no such proceeding is planned or threatened.

          3.8. Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the actual knowledge of the executive officers of the Company or any of its subsidiaries, threatened in writing against the Company or any of the Company's subsidiaries or any of the Company's or the subsidiaries' officers or directors in their capacities as such, that, either individually or in the aggregate, would result in a Material Adverse Effect.

          3.9. Brokers or Finders. No broker, investment banker, financial advisor or other individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint securities company, trust, unincorporated organization or other entity (each a "Person"), other than CIBC, RBC Capital Markets and Burnham Hill Partners, a division of Pali Capital, Inc. (together, the "Placement Agent"), the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          3.10. Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities hereunder as described in the Memorandum.

          3.11. Licenses; Leases. The Company and each of its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the "Permits"), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not result in a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Securities.

          3.12. Intellectual Property.

          (a) (i) The Company and its subsidiaries own, or hold under license, and will have on and after the Closing Date full, legally enforceable rights to use, free of any Encumbrances (as defined below), all patents, patent rights, patent applications, licenses, inventions, discoveries, improvements, copyrights (whether registered or unregistered), writings and other works of authorship (including software), know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks (whether registered or unregistered), trademark applications, service marks and trade names (collectively, the "Intellectual Property") that are material and necessary to conduct and operate the business of the Company as currently conducted, and to the Company's knowledge as currently proposed to be conducted, as described in the Memorandum (the "Company Business"), (ii) to the Company's knowledge, neither the use or exploitation of any of its Intellectual Property nor the conduct and operations of the Company Business in the manner currently conducted, each as described in the Memorandum, infringes upon, misappropriates, violates or conflicts in any way with the Intellectual Property rights of any other Person,
(iii) to the Company's knowledge, neither the use of any of its Intellectual Property nor the conduct and operation of the Company Business as currently proposed to be conducted by the Company, as described in the Memorandum, will infringe upon, misappropriate, violate or conflict in any way with the Intellectual Property rights of any other Person, (iv) to the Company's knowledge, there is no, nor has there been within the last three years, any pending or threatened assertion or claim related to the use or exploitation of its Intellectual Property or the conduct or operation of the Company Business as described in the Memorandum, involving the infringement, misappropriation, or violation of, or conflict with, in any way the Intellectual Property rights of any other Person, (v) the Company is not and has not been, a party to any action, suit, proceeding or, to the knowledge of the Company, investigation, any of which involve a claim of infringement or misappropriation of any Intellectual Property of any Person, (vi) the Company has not been the subject of, and the Company has no actual knowledge of, any claims with respect to the validity, enforceability or ownership of any of its Intellectual Property and (vii) to the Company's knowledge, there have been no unauthorized uses, disclosures, infringements, or misappropriations by any Person of any of its Intellectual Property or any breaches by any Person, including the Company, of any licenses or other agreements involving its Intellectual Property, which in each case has or could reasonably be expected to have a Material Adverse Effect.

          (b) To the Company's knowledge, no Person currently is in default with regard to any agreement relating to its Intellectual Property, and there exists no condition or event (including the execution, delivery and performance of this Agreement) which, with the giving of notice or the lapse of time or both, would constitute a default by the Company under any such agreement, or would give any Person any right of termination, cancellation or acceleration of any performance under any such agreement or result in the creation or imposition of any Encumbrance, in each case.

          (c) For purposes of this Section 3.11, "Encumbrance" means (i) any security interest, pledge, mortgage, deed of trust, hypothecation, lien (including environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, (ii) interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect) and (iii) any purchase option, call or similar right of a third Person.

          3.13. Real Property. Neither the Company nor any of its subsidiaries owns any real property. All real property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. Neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which in each case has resulted or would result in a Material Adverse Effect.

          3.14. Material Contracts. The Company has attached to the Annual Report and the Quarterly Report each document, contract or other agreement that the Company was required to attach to such report as a material contract pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (a "Material Contract"). Each description of each Material Contract in the Annual Report or the Quarterly Report reflects in all material respects the material terms of such Material Contract. Each Material Contract is in full force and effect and is valid and enforceable by and against the Company or its subsidiaries, as the case may be, in accordance with its terms. Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any Material Contract, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would result in a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiaries, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or its properties or business or a subsidiary or its properties or business is bound which default or event, individually or in the aggregate, would result in a Material Adverse Effect.

          3.15. No Violation. Neither the Company nor any of its subsidiaries is in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would result in a Material Adverse Effect.

          3.16. Due Authorization and Delivery. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Securities by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          3.17. No Default. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Securities) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or by-laws of the Company or any of its subsidiaries.

          3.18. Capitalization; Liabilities. The Company has authorized capital stock as set forth under the caption "Description of Common Stock" in the Memorandum and outstanding capital stock as set forth under the caption "Summary of Offering Terms" in the Memorandum. The Company has duly authorized the issuance of certificates evidencing the Shares and the issuance of the Warrants. When issued the certificates evidencing the Shares and Warrant Shares will be in due and proper legal form. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its subsidiaries or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. The Shares and the Warrant Shares, when issued and sold pursuant to this Agreement and the Warrants, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Memorandum, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock and Shares conform in all material respects to all statements in relation thereto contained in the Memorandum. All outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Memorandum. Since April 30, 2005, neither the Company nor its subsidiaries has issued any securities (other than upon the exercise of outstanding warrants or options that are disclosed in the Memorandum). Since March 31, 2005, neither the Company nor its subsidiaries has (i) incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business; (ii) entered into any transaction not in the ordinary course of business; or (iii) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

          3.19. Lock-Up. In addition to any applicable provisions of the Rights Agreement, for a period of ninety (90) days from the effective date of the Registration Statement (as defined in Section 6.1(a)(i) below), the Company will not, without the prior written consent of CIBC and Purchasers holding at least 66% of the Shares, sell, contract to sell or otherwise dispose of or issue any securities of the Company, except pursuant to previously issued warrants or options, any agreements providing for anti-dilution or other stock purchase or share issuance rights in existence on the date hereof, any employee benefit or similar plan of the Company in existence on the date hereof, or any technology license agreement, strategic alliance or joint venture in existence on the date hereof. The Company agrees that the provisions of the Rights Agreement are cumulative to, and are not in any way limited by, the preceding provisions of this Section 3.19.

          3.20. Employees. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would result in a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would result in a Material Adverse Effect.

          3.21. Related Party Transactions. Since January 1, 2004, no transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is not described in the Memorandum.

          3.22. Market Stabilization. The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common

Stock or any security of the Company to facilitate the sale or resale of any of the Securities.

          3.23. Taxes. The Company and each of its subsidiaries has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending of which the Company has notice, which if adversely determined would result in a Material Adverse Effect and to the knowledge of the Company there are not any material proposed additional tax assessments against the Company or any of its subsidiaries.

          3.24. AMEX Compliance; Listing.

          (a) The Company is in compliance with the requirements of Amex for continued listing of the Common Stock thereon and has not received any notification that, and has no knowledge that, Amex is contemplating terminating such listing nor, to the Company's knowledge, is there any basis therefor. The transactions contemplated by this Agreement will not violate the rules and regulations of Amex.

          (b) The Shares and Warrant Shares have been duly authorized for listing on the American Stock Exchange.

          3.25. Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary for development stage entities of approximately equal size to the Company and its subsidiaries which are engaged in a business similar to the Company's business; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company's or its subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. Since January 1, 2003, neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

          3.26. Environmental Laws.

          (a) (i) Each of the Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Law") which are applicable to its business; (ii) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval (except where failure to receive such permits, licenses or approvals would not have a Material Adverse Effect); (iv) no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor any of its subsidiaries has been named as a "potentially responsible party" under the CER, CLA 1980.

          3.27. Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities and the application of proceeds thereof as described in the Memorandum, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          3.28. Solicitation; Other Issuances of Securities. Neither the Company nor any of its subsidiaries or affiliates, nor any Person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Securities under the Securities Act or (iii) has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Securities to such Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its subsidiaries or affiliates take any action or steps that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings. Assuming the accuracy of the representations and warranties of Purchasers, the offer and sale of the Securities by the Company to the Purchasers pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

          3.29. No Corrupt Practices. The Company and any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

          3.30. No Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of it subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

          3.31. No OFAC Sanctions. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          3.32. ERISA. The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No "Reportable Event" (as defined in 12 ERISA) has occurred with respect to any "Pension Plan" (as defined in ERISA) for which the Company could have any liability.

Section 4. Representations, Warranties and Covenants of Each Purchaser.

          Each Purchaser for itself and no other Purchaser hereby represents and warrants to, and covenants with, the Company as of the Closing Date (or such other date specified below) as follows:

          4.1. Organization. Such Purchaser is an entity duly organized and validly existing in good standing (to the extent such concepts are applicable) under the laws of its jurisdiction of organization. Such Purchaser has all requisite corporate power and authority and all necessary governmental approvals to carry on its business as now being conducted, except as would not result in a Material Adverse Effect on such Purchaser's ability to consummate the transactions contemplated by this Agreement.

          4.2. Authorization, Enforcement, and Validity. Such Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Such Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity.

          4.3. Consents and Approvals; No Violation. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby will not (i) result in a violation of such Purchaser's organizational documents; (ii) conflict with, or constitute a default or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which such Purchaser is a party (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, result in a Material Adverse Effect on such Purchaser's ability to consummate the transactions contemplated by this Agreement); or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Purchaser or any of its subsidiaries, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Effect on such Purchaser's ability to consummate the transactions contemplated by this Agreement. Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency (other than a Schedule 13D, Form 3 or other filing required by the SEC) in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, except where the failure to obtain such consents, authorization or orders or to make such filings or registrations would not, individually or in the aggregate, result in a Material Adverse Effect on such Purchaser's ability to consummate the transactions contemplated by this Agreement.

          4.4. Investment Experience. Such Purchaser is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Securities.

          4.5. Investment Intent And Limitation On Dispositions. Such Purchaser is acquiring Securities for its own account for investment only and has no intention of selling or distributing any of such Securities or the Warrant Shares or any arrangement or understanding with any other Persons regarding the sale or distribution of such Securities or the Warrant Shares except in accordance with the provisions of Section 6. Such Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities or the Warrant Shares except in accordance with the provisions of
Section 6 or pursuant to and in accordance with an exemption from the registration requirements of Section 5 of the Securities Act.

          4.6. Information And Risk.

          (a) Such Purchaser has received and reviewed the Memorandum and has requested, received, reviewed and considered all other information such Purchaser deems relevant in making an informed decision to purchase the Securities. Such Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with its management and also had an opportunity to ask questions of officers and employees of the Company that were answered to such Purchaser's satisfaction.

          (b) Such Purchaser recognizes that an investment in the Securities involves a high degree of risk, including a risk of total loss of such Purchaser's investment. Such Purchaser is able to bear the economic risk of holding the

Securities for an indefinite period, and has knowledge and experience in the financial and business matters such that it is capable of evaluating the risks of the investment in the Securities.

          (c) Such Purchaser has, in connection with such Purchaser's decision to purchase Securities, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein or the Memorandum.

          (d) Such Purchaser has, with respect to all matters relating to this Agreement and the offer and sale of the Securities, relied solely upon the advice of such Purchaser's own counsel and has not relied upon or consulted any counsel to the Placement Agent or counsel to the Company.

          (e) Such Purchaser understands and acknowledges that nothing in the Memorandum, this Agreement, any other materials presented to the Purchaser or any communications between the Purchaser and the Placement Agent in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

          (f) Such Purchaser acknowledges that the Placement Agent has acted solely as placement agent for the Company in connection with the offering of the Securities by the Company, that the information and data provided to such Purchaser in connection with the transactions contemplated hereby have not been subjected to independent verification by the Placement Agent, and that the Placement Agent makes no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material. Such Purchaser further acknowledges that in making its decision to enter into this Agreement and to purchase Securities that it has relied on its own examination of the Company and the terms of, and consequences, of holding the Securities. Each Purchaser further acknowledges that the provisions of this
Section 4.6 are also for the benefit of, and may also be enforced by, the Placement Agent.

          4.7. Restricted Securities. Such Purchaser understands that the Securities are and the Warrant Shares upon issuance will be "restricted securities" as such term is defined in Rule 144 of Regulation D promulgated under the Securities Act ("Rule 144") and must be held indefinitely unless they are subsequently registered or qualified under applicable state and federal securities laws or an exemption from such registration or qualification is available. Such Purchaser understands that it may resell the Securities and the Warrant Shares pursuant to Rule

144 only after the satisfaction of certain requirements, including the requirement that the Securities be held for at least one year prior to resale.

          4.8. No Obligation to Register. Such Purchaser further acknowledges and understands that, except as provided in Section 6, the Company is under no obligation to register the Securities or the Warrant Shares.

          4.9. Disclosures to the Company. Such Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under federal and state securities laws. In addition, such Purchaser will promptly notify the Company of any changes in the information set forth in the Registration Statement (as defined in Section 6.1(a)(i) below) regarding such Purchaser.

          4.10. Nature of Purchasers. Except as set forth on Appendix A, such
Purchaser: (i) is, to its knowledge, not an affiliate (as such term is defined pursuant to Rule 12b-2 promulgated under the Exchange Act) of any other Purchaser, (ii) is not constituted as a partnership, association, joint venture or any other type of joint entity with any other Purchaser, and (iii) to its knowledge, is not acting as part of a group (as such term is defined under Section 13(d) of the Exchange Act) with any other Purchaser. If at any time after the Closing Date such Purchaser becomes an affiliate (as defined herein) of any other Purchaser (except as set forth above), such Purchaser will provide prompt written notice to the Company.

          4.11. Ownership. Such Purchaser (including any Person controlling, controlled by, or under common control with such Purchaser, as the term "control" is defined pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and its implementing regulations (the "HSR Act")) does not, and upon the consummation of the transactions contemplated by this Agreement will not, hold voting securities of the Company exceeding an aggregate fair market value as of the Closing Date of fifty three million one hundred dollars ($53,100,000), calculated pursuant to the HSR Act.

          4.12. Brokers or Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Purchaser.

          4.13. Acknowledgement. Such Purchaser acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated by this Agreement other than those specifically set forth in Section 3.

          4.14. No Short Sales. Between the time such Purchaser learned about the Offering and the public announcement of the Offering, such Purchaser has not engaged in any short sales or similar transactions with respect to the Common stock, nor has such Purchaser, directly or indirectly, caused any Person to engage in any short sales or similar transactions with respect to the Common Stock.

Section 5. Survival of Representations and Warranties.

          Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all representations and warranties as to each respective Closing made by the Company and the Purchasers herein shall survive for a period of 18 months following the Closing Date.

Section 6. Registration of the Shares and Warrant Shares; Compliance with the Securities Act.

          6.1. Registration Procedures And Expenses.

          (a) Except for such times as the Company may be required to suspend the use of a prospectus forming a part of the Registration Statement (as defined below), the Company will:

               (i) as soon as practicable, but in no event later than forty-five
     (45) days following the Closing Date, use reasonable best efforts to prepare and file with the Commission a registration statement on Form S-3 (the "Registration Statement") covering the resale of the Registrable Securities (as defined in Section 6.1(e) below) by each Purchaser other than those Registrable Securities held by Purchasers that have not complied with Section 6.3; provided, however, that within 10 days of receiving the information required pursuant to Section 6.3 with respect to Registrable Securities omitted from the Registration Statement, the Company shall amend or supplement the Registration Statement to register for resale any Registrable Securities initially omitted therefrom, provided, further, however, that if the Registration Statement shall have been declared effective by the Commission, the Company shall have no obligation to make a post-effective amendment to the Registration Statement pursuant to the foregoing proviso but shall, to the extent permitted under rules and regulations promulgated by the Commission, supplement the Registration Statement to register for resale such omitted Registrable Securities;

               (ii) use best efforts to cause the Registration Statement, as amended, to become effective under the Securities Act as soon as practicable but in any event no later than ninety (90) days after the Closing Date;

               (iii) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (A) as may be necessary to keep the Registration Statement continuously effective until the earlier of (i) as to each Purchaser, such time as all of the Registrable Securities may be sold pursuant to Rule 144(k) of the Securities Act, or (ii) such time as all Registrable Securities purchased by the Purchasers have been sold pursuant to the Registration Statement and (B) as may be reasonably requested by a Purchaser in order to incorporate information concerning such Purchaser or such Purchaser's intended method of distribution;

               (iv) so long as the Registration Statement is effective covering the resale of Registrable Securities owned by the Purchasers, furnish to each Purchaser with respect to the Registrable Securities registered under the Registration Statement (and to each underwriter, if any, of such Registrable Securities) such reasonable number of copies of prospectuses and such other documents as such Purchaser may reasonably request in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by such Purchaser;

               (v) use commercially reasonable efforts to file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchasers; provided, however, that the Company shall not be required to qualify to do business or consent to service of process generally in any jurisdiction in which the Company is not now so qualified or has not so consented;

               (vi) bear all expenses in connection with the procedures in paragraphs (a) through (c) of this Section 6.1 and the registration of the Registrable Securities pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchasers or brokerage fees and commissions incurred by the Purchasers, provided, however, that the Company shall reimburse the Purchasers for the reasonable documented fees and expenses of one counsel selected by Purchasers holding a majority of the Shares and reasonably acceptable to all Purchasers and approved by the Company, which approval shall not be unreasonably withheld;

               (vii) use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Purchaser of the issuance of such order and the resolution thereof;

               (viii) furnish to each Purchaser, promptly after the date that such Registration Statement becomes effective, but in any event within two business days thereafter, a letter of outside counsel representing the Company addressed to such Purchaser, confirming the date of effectiveness of such Registration Statement and the absence of any stop order, to the knowledge of the Company;

               (ix) provide to each Purchaser and its representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company's financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Purchaser may reasonably request in order to fulfill any due diligence obligation on its part; and

               (x) if requested a reasonable time in advance, permit counsel for the Purchasers to review the Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission and the Company's responses thereto, within a reasonable period of time prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company);

provided, that in any event, the Company shall not be required to provide, and shall not provide, any Purchaser with material, non-public information unless such Purchaser agrees to receive such information and enters into a written confidentiality agreement with the Company pursuant to which such Purchaser would be prohibited from using or disclosing such information until such time as such information becomes public other than by breach of such confidentiality agreement by such Purchaser, provided, further, however, that the Company shall use commercially reasonable best efforts to make public such information on or prior to the date the Commission shall have declared the Registration Statement effective.

          (b) The Company shall be permitted to suspend for one or more periods (provided that the aggregate length of such suspension shall not exceed twenty business days in any 365-day period) the actions required under Sections 6.1(a)(i) through (iii) to the extent that the Board of Directors of the Company concludes in good faith that the disclosure of additional information in the prospectus is required by law and that such suspension is necessary to permit such disclosure.

          (c) If (i) a Registration Statement covering (A) all of the Shares and the Warrant Shares and (B) any other shares of Common Stock issued or issuable in respect to the Shares and the Warrant Shares because of stock splits, stock dividends, reclassifications, recapitalizations or similar events (together, the "Registrable Shares") required to be covered thereby and required to be filed by the Company pursuant to this Section 6.1 is (A) not filed with the SEC on or before forty-five (45) days after the Closing Date (a "Filing Failure") or (B) if such Registration Statement is not declared effective by the SEC on or before
(1) ninety (90) days after the Closing Date (an "Effectiveness Failure") or (ii) on any day after the effective date of the Registration Statement sales of all the Registrable Shares required to be included on such Registration Statement cannot be made (other than as permitted during a suspension pursuant to Section 6.1(b) of this Agreement) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register sufficient shares of Shares) (a "Maintenance Failure"), then, the Company shall pay as liquidated damages (the "Liquidated Damages") for such failure and not as a penalty to any Purchaser an amount in cash determined in accordance with the formula set forth below:

          For each 30-day period that a Filing Failure, Effectiveness Failure or Maintenance Failure remains uncured, the Company shall pay an amount equal to the purchase price paid to the Company for all Shares then held by such Purchaser multiplied by 1% for the first 30-day period or any portion thereof and increasing by an additional 1% with regard to each additional 30-day period until such Filing Failure, Effectiveness Failure or Maintenance Failure is cured. For any partial 30-day period in which a Filing Failure, Effectiveness Failure or Maintenance Failure exists but is cured prior to the end of the 30-day period, the Company shall pay the Purchasers a pro rata portion of the amount which would be due if the failure continued for the entire 30-day period. For example, if the purchase price paid for all Shares then held by a Purchaser is $5,000,000, then, (a) at the end of the 30th day, the Liquidated Damages would be 1% or $50,000, (b) at the end of the 60th day, the Liquidated Damages for the first 30-day period would have been 1% or $50,000 and for the second 30-day period would be 2% or $100,000, and (c) at the end of the 105th day, the Liquidated Damages for the first 30-day period would have been 1% or $50,000, for the second 30-day period 2% or $100,000, for the third 30-day period 3% or $150,000, and for the final 15-day period, 4% applied pro rata to such 15 days, or $100,000.

Payments to be made pursuant to this Section 6.2(c) shall be due and payable to the Purchasers at the end of each calendar month during which Liquidated Damages shall have accrued. The parties agree that the Liquidated Damages represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the holders of Registrable Shares if a

Filing Failure, Effectiveness Failure or Maintenance Failure occurs. The parties agree that Liquidated Damages shall be the exclusive monetary damages under this Agreement with respect to any Filing Failure, Effectiveness Failure or Maintenance Failure. Notwithstanding the foregoing, no Liquidated Damages shall be due or payable to a Purchaser in any event if as of the date of the Filing Failure, Effectiveness Failure or Maintenance Failure such Purchaser could sell all of the Registrable Shares such Purchaser then holds without registration by reason of Rule 144(k) of the Securities Act.

          (d) With a view to making available to the Purchasers the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Purchaser to sell Registrable Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Purchasers' Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Purchasers' Registrable Securities shall have been resold; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to the Purchaser upon request, as long as the Purchaser owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, and (B) such information other than publicly-available SEC filings filed via EDGAR as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the Commission that permits the selling of any such Registrable Securities without registration.

          (e) For purposes of this Agreement, the term "Registrable Securities" shall mean (A) the Shares and Warrant Shares; and (B) any other shares of Common Stock issued or issuable in respect to the Shares and Warrant Shares because of stock splits, stock dividends, reclassifications, recapitalizations or similar events.

          6.2. Restrictions on Transferability.

          (a) Each Purchaser agrees that it will not effect any disposition of the Warrants or Registrable Securities that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities or Blue Sky laws of any state, except (i) as contemplated in the Registration Statement referred to in Section 6.1 above, (ii) pursuant to the requirements of Rule 144 (in which case such Purchaser will provide the Company with reasonable evidence of such Purchaser's compliance therewith) or (iii) pursuant to an exemption from the registration requirements of Section 5 of the Securities Act as supported by a written opinion of legal counsel reasonably satisfactory to the Company and addressed to the Company to the effect that registration is not required in connection with the proposed transfer; whereupon the holder of such securities shall be entitled to transfer such securities; provided, however, that notwithstanding the foregoing provisions of this section 6.2(a), no such restrictions shall apply to a transfer by a Purchaser that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests and without consideration, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Purchaser, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company and without consideration, or (D) an individual transferring to the Purchaser's family member or trust for the benefit of an individual Purchaser. Each certificate evidencing the securities transferred as above provided shall bear the appropriate restrictive legends as may be required by Section 7.

          (b) Each Purchaser agrees that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment or supplement to the Registration Statement has been filed by the Company and declared effective, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Each Purchaser hereby covenants that such Purchaser will not sell any Registrable Securities pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchasers written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchasers written notice that the Purchasers may thereafter effect sales pursuant to said prospectus. The Company agrees to file such amendment, supplement or report as soon as practicable following such notice of suspension.

          (c) None of the Registrable Securities or Warrants shall be transferable except upon the conditions specified in this Section 6, which are intended to ensure compliance with the provisions of the Securities Act. Each Purchaser will cause any proposed transferee of the Registrable Securities or Warrants held by such Purchaser to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 6 if and to the extent that such securities continue to be restricted securities in the hands of the transferee, and each such transferee, upon making such agreement, shall be deemed a Purchaser for the purposes of Sections 6, 7, 8, 9 and 10 hereof, and shall be entitled to the benefits of a Purchaser thereunder and subject to the terms and conditions applicable to Purchasers thereunder.

          6.3. Furnish Information. It shall be a condition to the Company's obligations to take any action under this Agreement with respect to the registration of a Purchaser's Registrable Securities that such Purchaser shall promptly furnish to the Company, upon request, such information regarding itself, such Purchaser's

Registrable Securities, and the intended method of disposition of such Registrable Securities as required by the form of Selling Stockholder Questionnaire attached hereto as Appendix D. In connection therewith, each Purchaser shall be required to represent to the Company that all such information which is given is both complete and accurate in all material respects when made.

          6.4. Delay of Registration. The Purchasers shall have no right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of the terms of this Agreement.

          6.5. Termination Of Conditions And Obligations.

          (a) The conditions precedent imposed by Section 6.2 above regarding the transferability of the Registrable Securities and Warrants shall cease and terminate as to any particular number of the Shares upon the date on which the Purchaser may sell without volume limitations all such securities then held by the Purchaser without registration by reason of Rule 144 or any other rule of similar effect.

          (b) The expiration or termination of this Agreement for any reason will have no effect on the rights of any of the parties under the provisions of this Section 6.

Section 7. Legends.

          (a) Such Purchaser understands and agrees that each certificate or other document evidencing any of the Shares, Warrant Shares or Warrants shall be endorsed with the legend substantially in the form set forth below, and such Purchaser covenants that such Purchaser will not transfer such securities represented by any such certificate or document without complying with the restrictions on transfer described in the legend endorsed thereon (unless there is in effect a registration statement under the Securities Act covering such proposed transfer, such securities have been sold under Rule 144 promulgated under the Securities Act ("Rule 144") or as otherwise permitted by the provisions of Section 6.2 above) and understands that the Company will refuse to register a transfer of any such securities unless the conditions specified in the following legend are satisfied:

     "THE SHARES/WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. EXCEPT AS SPECIFIED IN THIS LEGEND, SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR

     OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION AND ANY APPLICABLE STATE SECURITIES LAWS. THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE OR OTHER TRANSFER."

          (b) Such certificates shall not contain the above legend (i) following any sale of such Registrable Securities pursuant to an effective Registration Statement or Rule 144, or (ii) if the securities represented by such certificate are eligible for sale under Rule 144(k) and the Purchaser has requested removal of such legend. Following the effective date of the Registration Statement or at such earlier time as a legend is no longer required for certain Shares, the Company will, no later than three trading days following the delivery by a Purchaser to the Company or the Company's transfer agent of a legended certificate representing such Shares and a properly completed and executed copy of the Certificate Regarding Resale of Common Stock in the form of Appendix E hereto (or a form of certification substantially similar), deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive and other legends.

          (c) Such Purchaser covenants that such Purchaser will not transfer the securities represented by any such certificate without complying with any applicable requirements under the Securities Act to deliver the final prospectus included in the effective Registration Statement to any offeree of Registrable Securities.

Section 8. Indemnification.

          (a) Definitions.

               (i) For purposes of this Section 8, but not Section 8(c), the term "Purchaser" shall include the Purchaser and any affiliate (as such term is defined pursuant to Rule 12b-2 promulgated under the Exchange Act) of such Purchaser;

               (ii) For purposes of this Section 8, the term "Prospectus" shall mean the prospectus and any amendment or supplement thereto in the form first filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act or, if no Rule 424(b) filing is required, filed as part of the Registration Statement at the time of effectiveness, as supplemented or amended from time to time; and

               (iii) For purposes of this Section 8, the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement.

          (b) The Company agrees to indemnify and hold harmless each of the Purchasers and each Person, if any, who controls any Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers or such controlling Person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder, and will reimburse each Purchaser and each such controlling Person for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Purchaser or such controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Section 6.2 above respecting the sale of the Securities, (iii) the inaccuracy of any representations made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser a reasonable time prior to the pertinent sale or sales by the Purchaser, and provided that the Purchaser has been notified by the Company that such earlier Prospectus should no longer be delivered by the Purchaser.

          (c) Each Purchaser will severally, and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the

Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Purchaser to comply with the covenants and agreements contained in Section 6.2 above respecting the sale of the Securities, (ii) the inaccuracy of any representation made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the aggregate liability of any Purchaser hereunder shall not exceed the Purchase Price paid by such Purchaser to the Company on the Closing Date. No Purchaser shall be liable for the indemnification obligations of any other Purchaser.

          (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, promptly notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party hereunder or otherwise to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, (which approval shall not be unreasonably withheld), the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party, in the defense of any claim covered by this Section 8, shall, except with the prior written consent of the indemnified party, which consent shall not be unreasonably conditioned, withheld or delayed, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim. An indemnified party shall cooperate with the indemnifying party in the defense of any claim brought against such indemnified party.

Section 9. Notices.

          (a) All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be as addressed as follows:

          if to the Company, to:

               ADVENTRX Pharmaceuticals, Inc.
               6725 Mesa Ridge Road, Suite 100,
               San Diego, California 92121
               Attention: Evan Levine, Chief Executive Officer

               Telephone No.: (858) 552-0866 x227
               Telecopy No.: (858) 552-0876

          with a copy to:

               Bingham McCutchen LLP
               Three Embarcadero Center
               San Francisco, CA 94111
               Attention: Hank Evans
                          Francis Sarena
               Telephone No.: (415) 393-2000
               Telecopy No.: (415) 393-2286

and if to any Purchaser, at its address as set forth in Appendix A hereto, or at such other address or addresses as may have been previously furnished to the Company in writing in accordance with this Section 9.

          (b) Such notices or other communications shall be deemed delivered upon receipt, in the case of overnight delivery, personal delivery, facsimile transmission (as evidenced by the confirmation thereof), or mail.

Section 10. Miscellaneous.

          10.1. Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and each Purchaser. Any amendment or waiver effected in accordance with this Section 10.1 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

          10.2. Headings. The headings of the various sections of this Agreement are for convenience of reference only and shall not be deemed to be part of this Agreement.

          10.3. Severability. In the event that any provision in this Agreement is held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          10.4. Governing Law And Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of the State of New York with respect to the interpretation of this Agreement or for the purposes of any action arising out of or related to this Agreement.

          10.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument. In the event that any signature is delivered via facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original hereof.

          10.6. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the matters covered herein, supersedes all prior agreements and understandings with respect to such matters and executed by and among the Company and any of the Purchasers, and, except as specifically set forth herein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters.

          10.7. Independent Nature Of Purchasers' Obligations And Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange
Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

          10.8. Expenses. Each party hereto shall pay all costs and expenses incurred by it in connection with the execution and delivery of this Agreement, and all the transactions contemplated thereby, including fees of legal counsel.

          IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be executed and delivered by their duly authorized representatives as of the day and year first above written.

                                        ADVENTRX PHARMACEUTICALS, INC.


                                        By: /s/ Carrie Carlander
                                            ------------------------------------
                                        Name:  Carrie Carlander
                                        Title: Chief Financial Officer


                                        ICAHN PARTNERS LP


                                        By: /s/ Keith Meister
                                            ------------------------------------
                                        Name:  Keith Meister
                                        Title: Authorized Signatory


                                        ICAHN PARTNERS MASTER FUND LP


                                        By: /s/ Keith Meister
                                            ------------------------------------
                                        Name:  Keith Meister
                                        Title: Authorized Signatory


                                        HIGH RIVER LIMITED PARTNERSHIP
                                        BY: HOPPER INVESTMENTS, LLC, ITS
                                        GENERAL PARTNER
                                        BY: BARBERRY CORP., ITS SOLE MEMBER


                                        By: /s/ Edward E. Mattner
                                            ------------------------------------
                                        Name:  Edward E. Mattner
                                        Title: Authorized Signatory

                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

                                        VIKING GLOBAL EQUITIES LP


                                        By: /s/ Brian G. Smith
                                            ------------------------------------
                                        Name:  Brian G. Smith
                                        Title: Chief Financial Officer


                                        VGE III PORTFOLIO LTD.


                                        By: /s/ Brian G. Smith
                                            ------------------------------------
                                        Name:  Brian G. Smith
                                        Title: Chief Financial Officer


                                        NORTH SOUND LEGACY INSTITUTIONAL FUND
                                        LLC


                                        By: /s/ Andrew Wilder
                                            ------------------------------------
                                        Name:  Andrew Wilder
                                        Title: Chief Operating Officer


                                        NORTH SOUND LEGACY INTERNATIONAL LTD.


                                        By: /s/ Andrew Wilder
                                            ------------------------------------
                                        Name:  Andrew Wilder
                                        Title: Chief Operating Officer


                                        ROYAL BANK OF CANADA
                                        BY: RBC CAPITAL MARKETS CORPORATION,
                                        ITS AGENT


                                        By: /s/ John Wahlstedt
                                            ------------------------------------
                                        Name:  John Wahlstedt
                                        Title: Managing Director


                                        By: /s/ Steve Lin
                                            ------------------------------------
                                        Name:  Steve Lin
                                        Title: Managing Director


                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

                                   APPENDIX A

                             SCHEDULE OF PURCHASERS

                         NAME IN WHICH
                          CERTIFICATE                                                AGGREGATE
                         SHOULD BE MADE                                  AGGREGATE   NUMBER OF
                               TO              PURCHASER ADDRESS,        NUMBER OF    WARRANT    TOTAL AGGREGATE
      PURCHASER         (IF DIFFERENT):   TELEPHONE AND CONTACT PERSON     SHARES      SHARES     PURCHASE PRICE   TAX ID NUMBER
      ---------         ---------------   ----------------------------   ---------   ---------   ---------------   -------------
Icahn Partners LP*                        767 Fifth Avenue, 47th Floor   1,660,540   1,660,540    $3,071,999.00
                                          New York, NY 10153
                                          Attn: Marc Weitzen, Esq.
                                          Telephone: (212) 702-4300
                                          Telecopy: (212) 750-5815

Icahn Partners Master                     767 Fifth Avenue, 47th Floor   1,798,919   1,798,919    $3,328,000.15
Fund LP*                                  New York, NY 10153
                                          Attn: Marc Weitzen, Esq.
                                          Telephone: (212) 702-4300
                                          Telecopy: (212) 750-5815

High River Limited                        767 Fifth Avenue, 47th Floor     864,865     864,865    $1,600,000.25
Partnership*                              New York, NY 10153
                                          Attn: Marc Weitzen, Esq.
                                          Telephone.: (212) 702-4300
                                          Telecopy: (212) 750-5815

----------
* These three Purchasers are affiliates as such term is defined pursuant to Rule 12b-2 promulgated under the Exchange Act and acting as a group as such term is defined under Section 13(d) of the Exchange Act.

                          NAME IN WHICH
                           CERTIFICATE                                                AGGREGATE
                          SHOULD BE MADE                                  AGGREGATE   NUMBER OF
                                TO              PURCHASER ADDRESS,        NUMBER OF    WARRANT    TOTAL AGGREGATE
       PURCHASER         (IF DIFFERENT):   TELEPHONE AND CONTACT PERSON     SHARES      SHARES     PURCHASE PRICE   TAX ID NUMBER
       ---------         ---------------   ----------------------------   ---------   ---------   ---------------   -------------
Viking Global Equities                     55 Railroad Avenue             1,832,483   1,832,483    $3,390,093.55      13-4062034
LP**                                       Greenwich, CT 06830
                                           Attn: Alex Denner
                                           Telephone: (203) 863-5000
                                           Telecopy: (203) 625-8705

VGE III Portfolio                          55 Railroad Avenue             1,951,300   1,951,300    $3,609,905.00      98-0212947
Ltd.**                                     Greenwich, CT 06830
                                           Attn: Alex Denner
                                           Telephone: (203) 863-5000
                                           Telecopy: (203) 625-8705

North Sound Legacy                         c/o North Sound Capital LLC      378,378     378,378    $  699,999.30
Institutional Fund                         Prior to Aug. 1, 2005:

LLC***                                     53 Forest Avenue
                                           Old Greenwich, CT 06870
                                           After Aug. 1, 2005:
                                           20 Horseneck Lane
                                           Greenwich, CT 06830
                                           Attn: Andrew B. David, Esq.
                                           Telephone: (203) 967-5784
                                           Telecopy: (203) 340-5701

North Sound Legacy                         c/o North Sound Capital LLC      972,973     972,973    $1,800,000.05
International Ltd.***                      Prior to Aug. 1, 2005:

----------
** These two Purchasers are affiliates as such term is defined pursuant to Rule 12b-2 promulgated under the Exchange Act and acting as a group as such term is defined under Section 13(d) of the Exchange Act.

*** These two Purchasers are affiliates as such term is defined pursuant to Rule 12b-2 promulgated under the Exchange Act and acting as a group as such term is defined under Section 13(d) of the Exchange Act.

                          NAME IN WHICH
                           CERTIFICATE                                                AGGREGATE
                          SHOULD BE MADE                                  AGGREGATE   NUMBER OF
                                TO              PURCHASER ADDRESS,        NUMBER OF    WARRANT    TOTAL AGGREGATE
       PURCHASER         (IF DIFFERENT):   TELEPHONE AND CONTACT PERSON     SHARES      SHARES     PURCHASE PRICE   TAX ID NUMBER
       ---------         ---------------   ----------------------------   ---------   ---------   ---------------   -------------
                                           53 Forest Avenue
                                           Old Greenwich, CT 06870
                                           After Aug. 1, 2005:
                                           20 Horseneck Lane
                                           Greenwich, CT 06830
                                           Attn: Andrew B. David, Esq.
                                           Telephone: (203) 967-5784
                                           Telecopy: (203) 340-5701

Royal Bank of Canada                       1 Liberty Plaza                1,351,351   1,351,351    $2,499,999.35
                                           165 Broadway
                                           New York, NY 10006
                                           Attn: Joe Muskatel
                                           Telephone: 212-858-7492
                                           Telecopy:
                                           For delivery of stock
                                           certificates and warrants:
                                           c/o RBC Capital Markets
                                           1 Liberty Plaza
                                           165 Broadway
                                           New York, NY 10006
                                           Attn: Mike Frommer

                                   APPENDIX B

                         FORM OF COMPANY COUNSEL OPINION

CIBC and the Purchasers shall receive on the Closing Date from counsel for the Company, an opinion (containing the customary exceptions and assumptions), addressed to CIBC and the Purchasers and dated such Closing Date, and stating in effect that:

          (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          (b) The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted and as described in the Memorandum and with respect to the Company to enter into and perform its obligations under the Agreement and the Rights Agreement and to issue and sell the Shares, Warrants and Warrant Shares.

          (c) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 1,000,000 shares of Preferred Stock, $0.01 par value.

          (d) The Shares, Warrants and Warrant Shares to be issued and sold by the Company pursuant to the Agreement and the Warrants have been duly authorized for issuance and sale to the Purchasers pursuant to the Agreement and, when issued and delivered by the Company pursuant to the Agreement and the Warrants against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable. The Warrant Shares have been duly and validly reserved for issuance by the Company. The issuance and sale of the Shares, Warrants and Warrant Shares by the Company is not subject to any preemptive rights, rights of first refusal or any restriction upon the voting or transfer of the Common Stock pursuant to the Delaware General Corporation Law (the "DGCL"), the Company's Certificate of Incorporation as amended (including any Certificate of Designation) (the "Certificate of Incorporation"), the Company's bylaws, or any material agreement listed on Exhibit B to this opinion (the "Material Contracts"). The description of the Common Stock set forth in the Memorandum under "Description of Common Stock" fairly presents, in all material respects, the information required by Item 202 of Regulation S-K promulgated by the Securities and Exchange Commission with respect to the Common Stock. The form of certificate used to evidence the Common Stock complies in all material respects with the DGCL and any applicable requirements of the Certificate of Incorporation or bylaws of the Company.

          (e) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of the Agreement and the issuance and sale of the Shares, Warrants and Warrant Shares. The Agreement, the Warrants and the Rights Agreement have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          (f) Neither the execution, delivery and performance of the Agreement or the Rights Agreement by the Company nor the consummation of any of the transactions contemplated thereby (including, without limitation, the issuance and sale by the Company of the Shares, Warrants and Warrant Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, security interest or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to the terms of any Material Contract, or any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we have knowledge, or the DGCL or any statute, rule or regulation of the State of California, as currently in effect, or violate any provision of the Certificate of Incorporation or bylaws of the Company or any subsidiary, as currently in effect.

          (g) No consent, approval, authorization, license, registration, filing, qualification or order of any court, governmental agency or regulatory authority of the United States of America or the State of California is required under any statute, rule or regulation of the United States of America or the State of California, as currently in effect, for the due authorization, execution, delivery or performance of the Agreement or the Rights Agreement by the Company or the issuance of the Shares and Warrants contemplated thereby, except such as have been made or obtained and such as may be required under state securities or Blue Sky laws of any state in connection with the purchase of the Shares by, or the issuance of the Warrants to, the several Purchasers and the filing of a Form D with the SEC pursuant to Regulation D under the Act.

          (h) To our knowledge, there is no any action, suit, proceeding or other investigation, before any court or administrative agency or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company which is not disclosed in the Memorandum and which would reasonably be expected to have a material adverse effect on the Company or its subsidiaries.

          (i) The Shares and Warrant Shares have been approved for listing on the American Stock Exchange.

          (j) The Company is not, and after giving effect to the offering and sale of the Securities and application of the proceeds thereof as described under the heading "Use of Proceeds" in the Memorandum, will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (k) The offer and sale of the Securities are exempt from the registration requirements of the Securities Act of 1933, as amended, subject to the timely filing of a Form D pursuant to SEC Regulation D.

To the extent deemed advisable by such counsel, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel reasonably satisfactory to CIBC as to matters which are governed by laws other than the laws of the States of California and New York, the DGCL and the Federal laws of the United States; provided that such counsel shall state that in their opinion the Purchasers and CIBC are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to CIBC and counsel for the Purchasers.

                                   APPENDIX C

                               DISCLOSURE SCHEDULE

This Disclosure Schedule (this "Schedule") sets forth exceptions to the representations and warranties made by ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in the Securities Purchase Agreement, dated July 21, 2005, among the Company and the Purchasers listed on Appendix A thereto (the "Agreement"). Capitalized terms not otherwise defined in this Schedule have the meanings set forth in the Agreement.

This Schedule is arranged in separate parts corresponding to the numbered sections contained in Section 3 of the Agreement, and the information disclosed in any numbered part, as set forth herein, shall be deemed to relate to and to qualify the particular representation or warranty set forth in the corresponding numbered section in Section 3 of the Agreement.

Contracts and other documents are mentioned in this Schedule for identification purposes only, and their inclusion should not be deemed an admission by the Company that any such listed contract or document is material. Any summary or description of any such contract or document contained in this Schedule is necessarily incomplete, and the entire contract or document should be reviewed. Copies of all such contracts and other documents have been provided to the Placement Agent or counsel to the Placement Agent.

                                  SCHEDULE 3.5

                      BOOKS AND RECORDS; INTERNAL CONTROLS

Under the supervision of our Chief Executive Officer and our Chief Financial Officer, the Company evaluated the effectiveness of its disclosure controls and procedures as of December 31, 2004 and March 31, 2005. Based upon that evaluation, the Company's Chief Executive Officer and Chief Financial Officer concluded that as of both dates, the Company's disclosure controls and procedures were not effective to ensure that the Company's management is alerted to material information required to be disclosed by the Company in the reports it files with the Commission and that such material information is recorded and reported within the time periods specified in the Commission's rules and forms. In connection with J.H. Cohn LLP's audit of the Company's financial statements for the fiscal year ended December 31, 2004, J.H. Cohn, the Company's independent registered public accounting firm, advised the Company's Audit Committee that it had identified material weaknesses in the Company's accounting function that need to be re-evaluated and strengthened. The material weaknesses identified by J.H. Cohn and the ineffective disclosure controls and procedures identified by the Company are as follows: (1) the Company's accounting system software has limitations that may not allow the Company to ensure prior period financial information is not changed and is limited in its ability to provide the Company with accurate costing information; and (2) the Company lacks a formal process to review and document journal entries. The Company is unaware of any instances in which any users of the Company's accounting system software made any changes to historical financial data. Since March 31, 2005, the Company has enhanced its internal accounting capability by hiring a controller, and by engaging an independent accounting firm with the appropriate level of technical tax accounting expertise. The Company has engaged a consulting firm to migrate its accounting system to a new system with fewer limitations and greater controls. The Company has also engaged service providers to design, document and implement a formal review and documentation process based on current industry best-practices.

                                  SCHEDULE 3.8

                              ABSENCE OF LITIGATION

The Company received a letter dated March 28, 2005 from counsel to Sanofi-Aventis ("Sanofi"), a large pharmaceutical company, in which Sanofi asserts that the Company's use of the mark "ADVENTRX" infringes on Sanofi's "AVENTIS" trademark and demands that the Company discontinue use of the "ADVENTRX" name and mark. As of the date hereof, to the Company's knowledge Sanofi has not filed any claim or instituted any action with respect to this matter. On May 11, 2005, the Company transmitted a letter to counsel to Sanofi in response to the March 28 letter stating that the Company does not believe that its use of the word "ADVENTRX" as a trade name infringes the "AVENTIS" trademark held by Sanofi.

                                SCHEDULE 3.12(A)

                              INTELLECTUAL PROPERTY

Schedule 3.8 is incorporated herein by reference.

On July 3, 2001, Karo Bio USA, Inc. ("Karo") filed a lawsuit in the United States District Court for the District of Delaware, Civil Action No. 01-455
(RRM) (the "Karo Suit") naming the Company, formerly known as Biokeys Pharmaceuticals, Inc., as the defendant claiming that the Company's use of the name "Biokey" and "Biokeys" infringed on Karo's registered trademark BIOKEY. Karo and the Company entered into a Settlement Agreement, effective March 14, 2002, pursuant to which, among other things, the Company agreed to refrain from using the names "Biokey" and "Biokeys" in commerce, the Company and Karo agreed to dismiss the Karo Suit with prejudice and the Company and Karo each provided the other with a release of claims. A stipulation of dismissal of the Karo Suit was entered on March 26, 2002 with the United States District Court for the District of Delaware.

                                SCHEDULE 3.12(B)

                              INTELLECTUAL PROPERTY

As reported in the Quarterly Report, the Company received a letter dated April 13, 2005 from the University of Texas M.D. Anderson Cancer Center and the Board of Regents of The University of Texas System (collectively, "MD Anderson") notifying the Company of MD Anderson's intent to terminate the Patent and Technology License Agreement, dated June 14 1996, as amended June 15, 2000 (the "MDA Agreement"), between the Company and MD Anderson. Pursuant to the MDA Agreement, MD Anderson licensed to the Company certain patents required for the development of the Company's pre-clinical drug Eradicaide, which the Company had planned to develop for use as a viral entry inhibitor against HIV. In the April 13 letter, MD Anderson asserted that the Company was in breach of the provisions of the MDA Agreement that require the Company to pay certain expenses of MD Anderson, provide reports to MD Anderson and commercialize the technology licensed under the MDA Agreement. Pursuant to terms of the MDA Agreement, the MDA Agreement automatically terminated 30 days after MD Anderson's notice because the Company did not cure the alleged breaches. The Company does not currently believe that it owes any expense reimbursement to MD Anderson under the MDA Agreement due to the existence of a number of potential counterclaims against MD Anderson. Nevertheless, because the Company believed that the estimated costs and technical risks of developing the technology licensed under the MDA Agreement outweighed the benefit the Company could reasonably realize if it were able to bring any of the licensed technology to market, the Company determined not to cure any of the alleged breaches and allowed the MDA Agreement to automatically terminate by its terms.

                                  SCHEDULE 3.18

                                 CAPITALIZATION

Since March 31, 2005, the Company has issued 915,349 shares of Common Stock upon the cash exercise of warrants and 67,750 shares of Common Stock upon the cashless exercise of warrants to purchase 125,635 shares of Common Stock. Each of these warrants was outstanding as of March 31, 2005. As of the date hereof, 55,122,921 shares of Common Stock were issued and outstanding and the Company was obligated to issue (i) 9,951,889 shares of Common Stock pursuant to outstanding warrants, and (ii) 2,942,000 shares of Common Stock pursuant to outstanding options to employees, directors and consultants.

                                                                    CONFIDENTIAL

                                   APPENDIX D

                         ADVENTRX PHARMACEUTICALS, INC.

                        SELLING STOCKHOLDER QUESTIONNAIRE

     Pursuant to Section 6.1 of the Securities Purchase Agreement, dated July 21, 2005 (the "Purchase Agreement"), among ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the "Company"), you and the other Purchasers named therein, the Company is required to use reasonable best efforts to prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (the "Registration Statement") covering the resale of the shares of Common Stock, par value $0.001 per share, of the Company ("Common Stock") purchased by you and the other Purchasers, and issuable upon exercise of the warrants purchased by you and the other Purchasers. Pursuant to Section 6.3 of the Purchase Agreement, it is a condition to the Company's obligations to you under Section 6.1 of the Purchase Agreement that you promptly furnish to the Company, upon request, such information regarding you as shall be reasonably necessary to effect the registration of the shares of Common Stock you purchased pursuant to the Purchase Agreement, and that are exercisable upon exercise of the Warrants purchased thereunder. To that end, the Company requests that you complete this Selling Stockholder Questionnaire (this "Questionnaire").

     IF "NONE" OR "NOT APPLICABLE" IS THE APPROPRIATE RESPONSE TO ANY PARTICULAR QUESTION IN THIS QUESTIONNAIRE, PLEASE SO INDICATE RATHER THAN LEAVING THE QUESTION BLANK. If the space provided in this Questionnaire is inadequate, please state your answer on an attached sheet. All questions should be answered as of the date you sign this Questionnaire, unless otherwise specified.

                    STOCKHOLDER NAME AND CONTACT INFORMATION

1.   Please provide your name and other contact information:

     STOCKHOLDER NAME: _________________________________________________________

     CONTACT NAME:     _________________________________________________________

     ADDRESS:          _________________________________________________________

                       _________________________________________________________

                       _________________________________________________________

     PHONE:            _________________________________________________________

     FACSIMILE:        _________________________________________________________

     EMAIL:            _________________________________________________________

                          RELATIONSHIP WITH THE COMPANY

2. Within the past three years, have you held any position or office or had any other relationship (other than in connection with the Purchase Agreement) with the Company or any of its predecessors or affiliates?

     If "yes", please describe:

     ___________________________________________________________________________

                                                                    CONFIDENTIAL

                               SECURITY OWNERSHIP

3. (a) List below the number of shares of Common Stock you beneficially own (see Exhibit A for further information regarding beneficial ownership, voting power and investment power).

NUMBER OF SHARES   RECORD HOLDER   SOLE VOTING POWER?   SOLE INVESTMENT POWER?
----------------   -------------   ------------------   ----------------------



     (b) List below each derivative security (e.g., stock options, warrants, etc.) you currently own representing the right to receive or acquire shares of Common Stock.

                                                                  SOLE
TYPE OF SECURITY                                 SOLE VOTING   INVESTMENT
NUMBER OF SHARES   ISSUE DATE   EXERCISE PRICE      POWER?       POWER?
----------------   ----------   --------------   -----------   ----------



                              PLAN OF DISTRIBUTION

4. Attached as Exhibit B hereto is a draft of the "Plan of Distribution" section of the Registration Statement. Do you propose to offer or sell any shares of Common Stock to be registered on the Registration Statement ("Registered Shares") by means other than those described in Exhibit B?

     Yes [ ]   No [ ]

     If "yes", please describe the manner in which you propose to offer or sell such Registered Shares:

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

                                                                    CONFIDENTIAL

5. Do you currently have specific plans to offer any Registered Shares through the selling efforts of brokers or dealers?

     Yes [ ]   No [ ]

     If yes, briefly describe the terms of any agreement, arrangement or understanding, entered into or proposed to be entered into with any broker or dealer, including any discounts or commissions to be paid to dealers:

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

6.   Are any of the Registered Shares to be offered otherwise than for cash?

     Yes [ ]   No [ ]

     If yes, briefly describe:

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

7. Are any finders to be involved in the offering or sale of any of the Registered Shares?

     Yes [ ]   No [ ]

     If yes, briefly describe:

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

                                                                    CONFIDENTIAL

                       BROKER-DEALER STATUS OR AFFILIATION

8.   (a) Are you a broker(1) or a dealer(2)?

     Yes [ ]   No [ ]

     (b) If you answered "yes" to question 8(a), are you registered?

     Yes [ ]   No [ ]

     (c) If you answered "yes" to question 8(b), please list you NASD registration number below?

          ______________________________________________________________________

9.   (a) Are you an affiliate of a broker or a dealer?

     Yes [ ]   No [ ]

     (b) If you answered "yes" to question 9(a), did you acquire the Registered Shares in the ordinary course of business?

     Yes [ ]   No [ ]

                               * * * * * * * * * *

----------
(1) A "broker" is any person engaged in the business of effecting transactions in securities for the account of others.

(2) A "dealer" is any person engaged in the business of buying and selling securities for such person's own account through a broker or otherwise. The term "dealer" does not include a person that buys or sells securities for such person's own account, either individually or in a fiduciary capacity, but not as part of a regular business.

                                                                    CONFIDENTIAL

                                  CERTIFICATION

     I understand that the information in this Questionnaire is for use in connection with the filing of the Registration Statement with the SEC, and that the answers to the questions submitted will be relied on by the Company and its officers and directors in preparing and filing the Registration Statement. The information contained in this Questionnaire is true, complete and correct.

     I WILL NOTIFY THE COMPANY PROMPTLY OF ANY CHANGES IN THE FOREGOING INFORMATION (PARTICULARLY WITH RESPECT TO OWNERSHIP OF THE COMPANY'S SECURITIES) THAT MAY OCCUR PRIOR TO THE ACTUAL DATE OF THE FILING WITH THE SEC.

Dated: _____________ ____, 2005

Stockholder:
            -------------------------
                 (please print)


-------------------------------------
             (signature)

Name:
      -------------------------------
               (please print)

Title:
       ------------------------------
                (please print)

           Please return the completed and executed Questionnaire to:

                                        BINGHAM MCCUTCHEN LLP
                                        THREE EMBARCADERO CENTER
                                        SAN FRANCISCO, CA 94111-4067
                                        ATTENTION: FRANCIS W. SARENA, ESQ.
                                        FRANCIS.SARENA@BINGHAM.COM
                                        FAX NO. (415) 393-2286

                                                                    CONFIDENTIAL

                                    EXHIBIT A

                              BENEFICIAL OWNERSHIP

Beneficial, or beneficially, as applied to the ownership of securities, has been defined by the Securities and Exchange Commission to mean the following:

     A beneficial owner of a security includes any person (as defined below) who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

     (i) Voting power, which includes the power to vote, or to direct the voting of, such security, or

     (ii) Investment power, which includes the power to dispose, or to direct the disposition, of such security.

Note that more than one person may have a beneficial interest in the same securities; one may have voting power and the other may have investment power.

Even if a person, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership to avoid the reporting requirements of section 13(d) of the Securities Exchange Act, he will still be deemed to be the beneficial owner of such security.

A person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days, including but not limited to any right to acquire:

(a) through the exercise of any option, warrant (including the warrants you purchased pursuant to the Purchase Agreement) or right;

(b)  through the conversion of a security;

(c) pursuant to the power to revoke a trust, discretionary account, or similar arrangement; or

(d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

A member of a national securities exchange is not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the record holder of such securities and, pursuant to the rules of such exchange, may direct the vote of such securities, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted, but is otherwise precluded by the rules of such exchange from voting without instruction.

A person who in the ordinary course of business is a pledgee of securities pursuant to a bona fide pledge agreement will not be deemed to be the beneficial owner of such pledged securities merely because there has been a default under such an agreement, except during such time as the event of default shall remain uncured for more than 30 days or at any time before a default is cured if the power acquired by the pledgee pursuant to the default enables him to change or influence control of the issuer.

A person may also be regarded as the beneficial owner of securities held in the name of his spouse, his minor children or other relatives of his or her spouse sharing his home, or held in a trust of which he is a beneficiary or trustee, if the relationships are such that he has voting power or investment power with respect to such securities.

IF YOU HAVE ANY REASON TO BELIEVE THAT ANY INTEREST YOU HAVE, HOWEVER REMOTE, MIGHT BE DESCRIBED AS A BENEFICIAL INTEREST, PLEASE DESCRIBE SUCH INTEREST.

                                    EXHIBIT B

                              PLAN OF DISTRIBUTION

     We are registering the shares of common stock covered by this prospectus on behalf of the selling security holders listed in this prospectus. Sales of shares may be made by selling security holders, including their respective donees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the American Stock Exchange, any other exchange or market upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

- a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

- purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchases;

-    through options, swaps or derivatives;

-    in privately negotiated transactions;

- in making short sales or in transactions to cover short sales entered into after the date of this prospectus;

-    put or call option transactions relating to the shares; or

-    any other method permitted by applicable law.

     The selling security holders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Each of the selling security holders has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

     Each selling security holder will act independently of us in making decisions regarding the timing, manner and size of each sale of shares of common stock covered by this registration statement.

     Each of the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling security holders. Each of the selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

     Each of the selling security holders and any broker-dealers that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. Each of the selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify each of the selling security holders and each selling security holder has agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

     Each selling security holder and any other persons participating in a distribution of the securities covered by this registration statement will be subject to the prospectus delivery requirements of the Securities Act and will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, selling security holders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distribution, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

     Each of the selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act rather than under this prospectus, provided they meet the criteria and conform to the requirements of Rule 144.

     Upon being notified by a selling security holder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

- the name of each such selling security holder and of the participating broker-dealer(s);

-    the number of shares involved;

-    the initial price at which the shares were sold;

- the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

- that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

-    other facts material to the transactions.

          In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling security holder notifies us that a donee intends to sell more than 500 shares of common stock.

We are paying all expenses and fees customarily paid by the issuer in connection with the registration of the shares. Each of the selling security holders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers and any transfer agent fees in connection with the sale of the shares.

                                   APPENDIX E

                  CERTIFICATE REGARDING RESALE OF COMMON STOCK

     _____________________________, a selling securityholder listed in the Prospectus (File No. 333-_________) of ADVENTRX Pharmaceuticals, Inc. (the "Company"), dated ___________, 2005 (the "Prospectus"), covering the resale of up to _____________ shares of Common Stock of the Company (the "Covered Shares") by the selling securityholders named therein, hereby certifies and represents and warrants to and for the benefit of the Company, the Company's legal counsel and _________________, the Company's transfer agent, in connection with the sale of certain of the Covered Shares held by the undersigned (the "Resold Shares") that the undersigned has sold the Resold Shares pursuant to the Prospectus and in a manner described under the caption "Plan of Distribution" in the Prospectus and that such sale complied with all applicable securities laws, including, without limitation, the prospectus delivery requirements of the Securities Act of 1933, as amended, and Regulation M promulgated under the Securities Exchange Act of 1934, as amended.

          Stock Certificate #: _________________________________________________

          Number of Resold Shares: _____________________________________________

          Date of Sale: ________________________________________________________

     IN WITNESS WHEREOF, the undersigned has signed this Certificate Regarding Resale of Common Stock on ________________________, 200__.


                                        Signature:
                                                   -----------------------------

                                        Name:
                                              ----------------------------------
                                                (print name of person signing)

                                        Title:
                                               ---------------------------------
                                               (print title if signing on behalf
                                                        of an entity)

                                  APPENDIX F-1

                                 FORM OF WARRANT

                                  APPENDIX F-2

                                 FORM OF WARRANT

(North Sound Legacy Institutional Fund LLC and North Sound Legacy International
                                      Ltd.)

                                   APPENDIX G

                            FORM OF RIGHTS AGREEMENT